INDEPENDENT AUDITORS’ CONSENT

To the Board of Trustees and Shareholders Mosaic Equity Trust:

We consent to the incorporation by reference in this Registration Statement of Mosaic Equity Trust on Form N-14 of our reports dated February 8, 2002, appearing in the Annual Reports to Shareholders of Mosaic Equity Trust and Mosaic Focus Fund for the year ended December 31, 2001, which are incorporated by reference in Post-Effective Amendment No. 25 to Registration Statement No. 2-80805 of Mosaic Equity Trust on Form N-1A and in Post-Effective Amendment No. 4 to Registration Statement No. 333-50593 of Mosaic Focus Fund on Form N-1A. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements and Other Information" in each respective Statement of Additional Information dated May 1, 2002, which are part of such Registration Statements. We also consent to the reference to us under the heading "Financial Highlights" in each respective Prospectus dated May 1, 2002, which is also part of such Registration Statements.

(signature)

Deloitte & Touche LLP

Chicago, Illinois
May 1, 2002